Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 11, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Grupo Televisa, S.A.B. Annual Report on Form 20-F for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement and related prospectus of Grupo Televisa, S.A.B.

PricewaterhouseCoopers, S.C.

/s/ Jorge López de Cárdenas Melgar

C.P.C. Jorge López de Cárdenas Melgar

Audit Partner

México, D.F.

April 26, 2013